UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 US Highway 202/206 Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 — Other Events.

On May 29, 2024, Insmed Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Leerink Partners LLC as representatives of the several underwriters (the “Underwriters”), pursuant to which, subject to satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, 12,621,359 shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,893,203 shares of Common Stock (together with the Firm Shares, the “Shares”), which the Underwriters exercised in full on May 30, 2024. The Underwriters will purchase the Shares from the Company at a price, after underwriting discounts and commissions, of $49.1825 per share, resulting in net proceeds to the Company before other estimated offering expenses payable by the Company of approximately $713.9 million.

The offering of the Shares (the “Offering”) is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-272088) that became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 19, 2023, which includes a base prospectus dated May 19, 2023 (the “Registration Statement”), as supplemented by a preliminary prospectus supplement filed with the SEC on May 29, 2024, and a final prospectus supplement dated May 29, 2024 and filed with the SEC on May 30, 2024.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Registration Statement and the Offering. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Underwriters expect to consummate the sale and purchase of the Firm Shares pursuant to the Underwriting Agreement on May 31, 2024, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The legal opinion of Hunton Andrews Kurth LLP relating to the Shares is filed herewith as Exhibit 5.1.

ITEM 7.01 — Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the commencement of the Offering. On May 30, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 29, 2024, by and among Insmed Incorporated, Goldman Sachs & Co. LLC and Leerink Partners LLC., as representatives of the several underwriters named therein.
5.1	Opinion of Hunton Andrews Kurth LLP related to the Shares.
23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).
99.1	Press release issued by Insmed Incorporated on May 28, 2024.
99.2	Press release issued by Insmed Incorporated on May 30, 2024.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2024	INSMED INCORPORATED

	By:	/s/ Michael A. Smith
	Name:	Michael A. Smith
	Title:	Chief Legal Officer and Corporate Secretary